Consent of Malone & Bailey, PLLC.

                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement (Form S-8) of our report dated October 10, 1999, for the fiscal year ended June 30, 1999, and for the period from October 28, 1997 (date of inception) through June 30, 1998.

MALONE & BAILEY, PLLC
Houston, Texas
August 15, 2000